ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is entered into as of this February 27, 1998 by and among BOWLIN OUTDOOR ADVERTISING & TRAVEL CENTERS INC., a Nevada corporation (the "Purchaser") and NORWOOD OUTDOOR, INC., a Texas corporation (the "Company").

     Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, those certain assets of the Company hereinafter described upon the terms and conditions set forth herein. In consideration of the respective agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                TRANSFER OF ASSETS AND ASSUMPTION OF OBLIGATIONS

     1.1 Transfer of Assets; Assumption of Obligations

     A. Transfer of Assets. For purposes of this Agreement, the term "Business" shall be defined to mean the Company's current business of providing and marketing outdoor display advertising on signs and billboards that are located within Texas counties more fully described on Exhibit C (the "Territory"). Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser agrees to purchase from the Company on the Closing Date, the following (such assets to be referred to herein as the "Assets"):

          1. The outdoor advertising display structures and faces (together with all ladders, walks, trim, lighting equipment and other installed accessories) owned or leased by the Company (the "Sign Structures") erected on land within the Territory and all other tangible personal property and assets more fully described on Exhibit A (collectively, the Sign Structures and such other tangible property and assets are herein referred to as the "Tangible Property");

          2. Subject to Section 1.1B herein, all of Company's right, title and interest in and to contracts for outdoor display advertising, to the extent performable on the Closing Date by posting or other display on Sign Structures erected on locations within the Territory (collectively, the "Advertising Contracts"); and

          3. Subject to Section 1.1B herein, all of the Company's right, title and interest and to all agreements for the erection and/or placement of Sign Structures at locations within the Territory (the "Site Agreements"), such locations being those listed on Exhibit A1 ("the Locations");


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


          4. Subject to Section 1.1B herein, the leases, subleases, contracts, contract rights and agreements (other than Advertising Contracts and Site Agreements) more fully described on Exhibit A2 (the "Other Contracts"); and


          5. All franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies required or necessary for the conduct of the Business in the Territory, to the extent they relate to the operation of the Business within the Territory and are assignable or transferrable by the Company to Purchaser (the "Licenses"). Attached hereto as Exhibit A3 is a list of all Licenses and other franchises, approvals, permits, etc. obtained from governments and governmental agencies that are required or necessary to the operation of the Business in the Territory.

     As used in this Agreement, the term "Contracts" shall mean and include, collectively, the Advertising Contracts, the Site Agreements, and the Other Contracts. Notwithstanding anything to the contrary contained herein, the Assets do not include any of the following: (i) all liabilities, obligations, payables or debts of any nature whatsoever of the Company not specifically included in the definition of the Assumed Liabilities pursuant to Section 1.1B hereof; (ii) any right or interest in any Plan as defined in Section 2.15, including any trust created thereunder; (iii) any cash, cash equivalents, marketable securities or investment securities owned by the Company; (iv) any receivables (except prepaids), accounts, accounts receivable, notes, notes receivable or other evidence of indebtness or obligation for the payment of money to or in favor of the Company existing on the Closing Date; (v) the Company's name, any assumed name, or any logo mark, slogan, or other identifying feature (except Purchaser will be allowed 6 months from the Closing Date to replace imprints on Sign Structures bearing the Company's name with imprints containing Purchaser's name; and (vi) any of the tangible personal or other property and assets listed on Exhibit A4 hereto (the "Excluded Assets").

     B. Assumption of Obligations. Subject to the exceptions an exclusions of this Section 1.1B, the Purchaser agrees that on the Closing Date, the Purchaser will assume and agree to perform and pay when due:

          1. All unperformed and unfulfilled obligations of the Company under the Advertising Contracts for which the Company is not in default on the Closing Date;

          2. All obligations of the Company under the Site Agreements to the extent performance thereof is not warranted by the Company hereunder and all liabilities arising out of or resulting from any Location Claim (as defined in Section 2.3 hereof);

          3. All unperformed and unfulfilled obligations of the Company under the Other Contracts for which the Company is not in default on the Closing Date; and

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

          4. The obligations imposed upon holders of the Licenses for which the Company is not in default on the Closing Date; and

          5. The obligations and liabilities of the Company described and referred to on Exhibit B attached hereto for which the Company is not in default on the Closing Date

(collectively, the "Assumed Obligations"). The Assumed Obligations shall not include any other debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, in contract or in tort, including but not limited to
(i) accrued income taxes, (ii) deferred income taxes, (iii) accrued franchise taxes, (iv) any tax imposed on the Company because of the operations of any its respective business on or prior to the Closing Date, (v) any of the liabilities or expenses of the Company incurred in negotiating and carrying out its obligations under this Agreement; (vi) any obligations of the Company under employee benefit agreements; (vii) any liabilities or obligations incurred by the Company in violation of, or as a result of the Company's violation of, this Agreement, and (vii) liabilities, costs, and expenses associated with the litigation described in Schedule 2.4 hereto.

     1.2 Consideration for Assets and Non-Compete will be as follows: (i) $900,000 payable in cash at closing, as the purchase price for the Assets and
(ii) the non-compete consideration will be payable in ten annual installments of $10,000 each, commencing on the first anniversary date of the closing and each year thereafter on that date until paid.

     1.3 Determination Period.

          A. For and in consideration of the sum of $2,500,00 (which amount is paid by Purchaser to company of even date herewith as consideration for the rights described in this Section 1.3 and not a deposit), the Company grants Purchaser the right to inspect, review, audit, analyze, enumerate, verify, evaluate and/or inventory the Assets, Assumed Obligations, financial and other records of or pertaining to the Business, and to otherwise conduct due diligence regarding its decision to purchase the Assets (the "Purchaser's Review") during the period commencing on the date hereof and expiring on February 28, 1998 (the "Determination Period"). In exchange for the consideration above recited and paid, Purchaser may, at any time prior to the expiration of the Determination Period, for any reason or no reason, terminate this Agreement by the delivery to the Company of written notice to that effect meeting the requirements of Section 9.3. At Closing, Purchaser shall be entitled to a credit against the cash portion of the purchase price then payable an amount equal to the consideration previously paid to the Company pursuant to this Section 1.3.

          B. Purchaser acknowledges and agrees that is is an experienced participant in the outdoor advertising industry, and that is possesses adequate specialized knowledge concerning that industry and concerning assets of the type as are comprised by the Assets to carry out the Purchaser's Review and otherwise make an informed decision based thereon (and on those representations, warranties and covenants of the Company expressly made herein) as to whether or not to purchase the same. Purchaser agrees and acknowledges that it is relying and will rely on the Purchaser's Review in making its decision to consummate the transactions contemplated

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

     hereby, provided that undertaking the Purchaser's review will n ot impair or limit any warranty, representation or covenant of the Company expressly made or given in the Agreement. As to any matter not specifically addressed by an express representation, warranty or covenant of the Company contained herein, Purchaser shall rely (and shall be deemed to have relied) solely on the purchaser's Review in making any determination concerning that matter. Without limitation of the foregoing (and notwithstanding anything to the contrary in this Agreement), Purchaser shall rely exclusively on the results of the Purchaser's Review in determining (i) the existence, magnitude, risk, and nature of nay Location Claims; and (ii) the need for consent to the assignment of any Contract of License by any party thereto or any third party.

          C. All documents and information may be made available in the course of the Purchaser's Review to Purchaser, its stockholders, agents and/or employees are hereby acknowledged to be and remain subject to the terms and provisions of that certain terms sheet and letter agreement dated February 11, 1998, between the company and Purchaser regarding confidentiality and non-disclosure. Such agreement shall survive Closing and/or any expiration or termination of this Agreement, except that following Closing, Purchaser's obligation of confidentiality and non-use thereunder shall terminate as to such documents and information to the extent the same pertain to the Contracts, other Assets or the Business.

     1.4 Instruments of Transfer. The Company will deliver to the Purchaser at Closing such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance, transfer and assignment as shall be effective to vest in the Purchaser good title to the Assets as warranted herein. The Purchaser will deliver to the Company at Closing such instruments of assumption as shall be effective to obligate Purchaser to the payment and/or other performance of the Assumed Liabilities. SAVE AND EXCEPT FOR THOSE WARRANTIES EXPRESSLY HEREIN MADE BY COMPANY, NEITHER THE COMPANY NOR ANY OF ITS EMPLOYEES, SHAREHOLDERS, OFFICERS, DIRECTORS, REPRESENTATIVES OR AGENTS MAKES ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR OR GENERAL PURPOSE OR USE, SUITABILITY, QUALITY, QUANTITY, MAGNITUDE, RISK, CONDITION, OR OTHER CHARACTERISTIC WHATSOEVER OF OR WITH RESPECT TO ANY OF THE ASSETS OR ASSUMED LIABILITIES. SAID INSTRUMENTS SHALL CONVEY, TRANSFER AND ASSIGN THE ASSETS AND GIVE EFFECT TO PURCHASER'S ASSUMPTION OF THE ASSUMED LIABILITIES, IN THEIR AS-IS CONDITION AND/OR EXISTING STATE, WITHOUT ANY REPRESENTATION OF WARRANTY, EXPRESSED OR IMPLIED, EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT. THE COMPANY DISCLAIMS, AND THE PURCHASER HEREBY ACKNOWLEDGES THE DISCLAIMER OF, ANY AND ALL SUCH REPRESENTATIONS OR WARRANTIES, EXCEPT AS STATED IN THIS AGREEMENT. The disclaimer given by Purchaser shall survive the Closing and the conveyance of the Assets or any expiration or termination of this Agreement.

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

     1.5 Closing. Payment of the Purchase Price and delivery of documents and instruments evidencing the assumption of the Assumed Liabilities required to be made by the Purchaser to the Company, the transfer of the Assets by the Company and the other transactions contemplated hereby (the "Closing") shall take place in the offices of the Company in Brady, Texas on March 2, 1998, the transaction contemplated hereby to have effect, however, as of 12:01 a.m. on March 1, 1998. The date of the Closing is referred to in the Agreement as the "Closing Date".

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The representations and warranties of the Company are made and given as of the date of 0execution of this Agreement, and shall be deemed to have been again made and given as of the Closing. The Company represents and warrants to the Purchaser as follows:

     2.1 Organization, Existence and Good Standing. The Company is a corporation duly organized, validly existing in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted.

     2.2 Authority. The Company has full corporate power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's board of directors and its shareholders, and no corporate proceedings on the part of the Company or its shareholders are necessary to authorize the execution and delivery of this Agreement by the Company and the consummation of the transaction contemplated hereby. Edgar R. Keeling Jr. and wife, Joan Keeling are the only persons having and interest in the outstanding capital stock of the Company.

     2.3 Title to Assets. Except as otherwise provided herein, the Company has good and marketable title to the Assets and, except as noted on Exhibits A, A1, A2 and A3, and except for statutory liens for taxes, assessments or governmental charges or levies which are not delinquent, none of the Assets are subject to any lien, mortgage, pledge, security interest, lease, option, claim, restriction, condition, transfer, assignment or other encumbrance, of any nature whatsoever. Notwithstanding the foregoing or anything to the contrary in this Agreement, however, Purchases expressly acknowledges and agrees that, with respect to the Site Agreements, Company warrants and represents only that:

          A. It is in possession of such agreements, and has not sold assigned, transferred, or pledged them or any of its interest in them;

          B. The Company has paid, and as of the Closing Date will have paid, all amounts due under the Site Agreements to those persons or entities that, to the best of the Company's knowledge, are entitled to such payment; and

          C.   Except  as  disclosed  to the  Purchaser  in  Schedule  2.3 (with respect to Location Claims first asserted prior to the date hereof) or otherwise disclosed to Purchaser in writing prior to the Closing Date (with respect to Location Claims first asserted between date hereof and Closing), it has not received notice of nor, to the best of Company's knowledge, it is otherwise actually aware of any Location Claim concerning any of the Site Agreements.

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

The Purchaser shall, as part of the Purchaser's Review, determine which, if any, of the Site Agreements by their terms require, in order to make valid the assignment thereof by Company to Purchaser pursuant to this Agreement, the consent of any party thereto or third party, and shall secure such consent. Company expressly does not warrant, nor make any representation concerning, the validity or enforceability of any of the Site Agreements, nor concerning Company's right, title or interest in or to any land covered by any of the Site Agreements, and Purchases acknowledges that it shall rely exclusively on the Purchaser's Review in ascertaining those matters. Purchaser acknowledges that Site Agreements may be subject to Location Claims, liability for which (if any) will, at Closing, be expressly assumed by Purchaser. As used in this Agreement, the term "Location Claims" means any alleged or actual defect in or any claim adverse to a Site Agreement or a location covered thereby concerning or relating to title, boundary, access, limitations, description of land, parties, signatures, forgeries, imposters, authority, capacity, improper identification, location of improvements, encroachments, trespass, failure to properly direct payments due, conveyance or assignment of any rights in land or under any Site Agreement or other defect in or adverse claim to or affecting title, possession or right to use or occupy property, asserted by any person or entity (other than Company), and without regard to when any events or circumstances giving rise to any such claim occurred or took place or when any such claim is asserted. Location Claims expressly include, without limitation, any claim (i) that a Sign Structure is a fixture and is realty (it is Company's position that Sign Structures are personalty and not fixtures or improvements to realty) and (ii) of failure to have any person or entity join in the execution of a Site Agreement, to place of record any Site Agreement, to secure any renewal or extension of any Site Agreement, or to secure the approval to the transfer of any Site Agreement from any third party. Purchaser further acknowledges that, as a result of Locations Claims, Purchaser right to possession of or access to Sign Structures located pursuant to a particular Site Agreement may be impaired or otherwise adversely affected. Purchaser acknowledges that Company's warranty of any representations concerning title shall, with regard to Sign Structures, be subject to the effect thereon of any Location Claim. Purchaser agrees that it will exclusively on the Purchaser's Review for any assurance against any impairment of its rights of possession of or access to Sign Structures due to any Location Claims.

The definition of "Locations Claims" set forth above shall not be read as encompassing claims of third parties for damages arising from acts or omissions of the Company or its employees, contractors or agents upon property that is the subject of a Site Agreement to the extent such claims are for (i) the death of or bodily injury to one or more persons: (ii) the loss of, or damage or destruction to personal property of one or more persons: or (iii) contamination, pollution or disposal upon any real or personal property of one or more third persons of hazardous or toxic materials.

     2.4 Litigation. Except as stated on Schedule 2.4 attached hereto, there are no legal, administrative, arbitration, investigatory or other proceedings pending or, to the best of Company's knowledge, threatened against of affecting the Company or the Assets or as to which the Company has received notice that it is or might become a party, or challenging the validity or propriety of the transactions contemplated by this Agreement.

     2.5 No Broker's or Finder's Fee. No agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of the Company in connection with this Agreement or the transaction contemplated herein.

     2.6 Tax Returns. Within the times and in the manner prescribed by law, including extensions permitted thereunder, the Company has filed and will file all federal, state and local tax returns required by law and has paid and will pay all taxes, assessments and penalties due and payable in connection with the Business through and including the Closing Date. Nothing herein shall impair or limit Company's right to, in good faith, contest any charge or assessment of any such taxes, assessments, and penalties in accordance with applicable law. To the Company's knowledge, there are no present disputes as to taxes of any nature payable by the Company.

     2.7 Tangible Property. The Tangible Property includes all Sign Structures owned by, leased by, in the lawful possession of, or used by the Company within the geographic boundaries of the Territory. Except as disclosed on Exhibit A or A1, none of the Tangible Property is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement. The Company is in possession of all the Tangible Property, subject only to Location Claims.

     2.8 Advertising and Other Contracts. There has not been any default by the Company under any of the Advertising Contracts or Other Contracts, nor has there occurred any event which would, with the passing of time or the giving of notice, constitute default by the Company under any of the Advertising and Other Contracts. To the best of Company's knowledge, each of the Contracts is valid and in full force and effect, and, except as noted on Schedule 2.8, no other party thereto is in default thereunder, nor has there occurred any event that with notice or lapse of time or both, would constitute a default by any other party to any of the Advertising Contracts or Other Contracts. The Purchases shall, as a part of the Purchaser's Review, determine which, if any, of the Advertising and/or Other contracts by their terms require, in order to make

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

valid the assignment thereof by Company to Purchaser pursuant to this Agreement, the consent of any party thereto or third party, and shall advise Company thereof. Company shall, with Purchaser's reasonable cooperation, use commercially reasonable efforts to procure such consent. Prior to the successful procurement of any such consent or approval, Company agrees that it shall perform all acts and execute any and all documents as may be reasonably requested by Purchaser so that Purchaser may realize the benefits of such Advertising and/or Other Contracts as Purchaser deems necessary or desirable, until such time as such consent is obtained. In the event any of the Advertising Contracts and/or Other Contracts is later determined to be non-assignable, then Company (to the extent permitted under the terms of such contracts or applicable), shall subcontract to the Purchaser the remaining work on such contract, and the Company shall forward to the Purchaser all proceeds of such contract received by the Company; provided, however, that Company shall be reimbursed for any reasonable out-of-pocket expenses incurred by it. To the extend any such contract cannot be subcontracted, Purchaser agrees to cooperate with Company and enter into such other commercially reasonable arrangements as will enable Company to fulfill its remaining obligations under said contracts. Purchaser will pay any fees and otherwise at its cost and expense fulfill any conditions to consent to the assignment to or assumption by Purchaser of any Advertising and/or Other Contract that may be charged or imposed by a party to such contract other than the Company or an affiliate or shareholder of the Company. Notwithstanding the foregoing, Purchaser shall not be obligated hereunder to pay any past due amount or otherwise cure any breach or default by the Company that may exist under any such contract. The Company has not received notice, nor, to the best of Company's knowledge, is it otherwise aware that any party to any of the Advertising Contracts or Other Contracts intends to cancel or terminate any of them or exercise or not exercise any options that they might have thereunder.

     2.9 Licenses. The Company, in the conduct of the Business, has not infringed, and is not now infringing, on any license belonging to any other person, firm, or corporation. The Company lawfully owns or hold adequate licenses or other rights to use all Licenses necessary for the Business as now conducted by the Company. The Purchaser shall, as a part of the Purchaser's Review, determine which of the Licenses require, in order to make valid the assignment or transfer thereof by Company to Purchaser pursuant to this Agreement, consent or approval of any body issuing the same, and shall, at its cost and expense prepare all necessary applications and pay all required fees. Company will join in, provide all available information and render all reasonable assistance to Purchaser with regard to any such applications.

     2.10 Employment Contracts. Company has no employment contracts, collective bargaining agreements, pension, bonus, or profit sharing plans providing for employee remuneration or benefits with respect to employees of the Company
(whether working in the Business or not) that by their terms or by law will become binding upon or the obligations of Purchaser. Company is in compliance with, and upon the Closing will remain in compliance with all of its obligations under such agreements or other arrangements.

     2.11 Compliance with Laws. To the best of Company's knowledge, Company has complied with, and is not in violation of, applicable federal, state or local statutes, laws, and regulations (including, without limitation, any applicable building code or other law, ordinance or regulation) that affects, directly or indirectly, any of the Assets or the Business. There are not any uncured violations of federal, state or municipal laws, ordinances, orders, regulations or requirements affecting any portion of the Business of which Company has received notice or of which it is aware.

     2.12 No Breach or Violation. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default or any event that, with notice or lapse of time or both, would be a default, breach or violation of, or that would permit any party to terminate, any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security agreement or other agreement, instrument or arrangement by which the Assets or the Business may be materially affected, or to which the Assets or the Company may be bound (other than a failure to obtain any consent or approval to assignment of any Contract or License0, (ii) the creation or imposition of any lien, charge, or encumbrance on any of the Assets, or (iii) a breach of any term or provision of this Agreement.

     2.13 Valid and Binding Obligations. Upon execution and delivery, this Agreement, and each document, instrument and agreement to be executed by the Company in connection herewith, will constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with each such agreement's, document's, or instrument's respective terms, except as may be limited by applicable bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

     2.14 Financial Statements. The term "Financial Statements" shall mean the unaudited balance sheet and income statements of the Company as of December 31, 1997, which are true and correct in all respects, and have been prepared in accordance with accounting principles consistently applied by Company in its conduct of the Business.

     2.15 Absence of Certain Changes or Events. Except as disclosed in Schedule 2.16, since December 31, 1997, with respect to the Business there has been no:

          (i) Material adverse change in the condition, financial or otherwise, of the Assets or the Business;

          (ii) Material loss, destruction or damage to any Assets that has not been or will not be repaired as of the Closing Date (subject to limitations contained in any License);

          (iii) Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Company and applicable to the Business or the Assets;

          (iv) Re-evaluation by the Company of any of the Assets;

          (v) Lien, mortgage, pledge or other encumbrance of any Asset;

          (vi) Any known waiver of a right or claim held by the Company that was material to the Business;

          (vii) Any material change in the personnel of the Company involved in the Business, or the terms or conditions of their employment;

          (viii) Any transaction by the Company outside of the normal course of business having a material effect on the Business or the Assets;

          (ix) Any capital expenditure by the Company relating to the Assets or Business in excess of $10,000;

          (x) Agreement by the Company to do any of the things described in the preceding clauses (i) through (ix).

     2.17 Disclosure. This Agreement, the Schedules and Exhibits hereto, and all other documents and written information furnished by the Company to the Purchaser pursuant hereto or in connection herewith, are true, complete and correct in all material respects, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

     2.18 Sale of Assets. For purposes of determining whether a sale and a use tax charge is applicable, the sale of the Assets constitutes an "occasional sale" under applicable state law.

     2.19 Insurance Polities. Schedule 2.19 to this Agreement is a list of all insurance policies held by the Company concerning the Business or the Assets.

Wherever in this Agreement the term "to the best of Company's knowledge" is used with respect to a party's ascertainment of any status, condition, characteristic, existence, non-existence, or other matter, it is acknowledged and agreed that such term is descriptive of that party's knowledge without its having conducted any particular inquiry, investigation, audit or inspection directed at such ascertainment, and that it is neither actually aware nor has it received notice that its ascertainment is contrary to the statement made.

Notwithstanding anything to the contrary in this Agreement, the Company neither makes nor attempts to make any disclosures, or gives any representation, warranty, or other assurance whatsoever (and Company hereby DISCLAIMS any such representation, warranty, or other assurance) (i) that Purchaser shall obtain hereunder any right, privilege or power with respect to any Sign Structure or Site Location in excess of limitations imposed thereon by any License; and (ii) concerning any effect on the value, prospects, utility, or other characteristic of any of the Assets or the Business of (a) any past, present, pending or contemplated act or activity of any city, county, state, or federal legislative, rule making, or governing body, or (b) general or specific economic or business conditions affecting any particular locality, market, or industry.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The representations and warranties of the Purchaser contained in this (Article III) are made and given as of the date of execution of this Agreement, and shall be deemed to have been again made and given as of the Closing. The Purchaser represents and warrants to the Company as follows:

     3.1 Organization, Existence and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, and has duly qualified and is fully authorized to conduct business under the laws of the State of Texas. Purchaser has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted and as will be conducted following the consummation of the sale contemplated hereby.

     3.2 Authority. The Purchaser has full corporate power, authority and legal capacity to execute and deliver this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized and approved by the Purchaser's board of directors and its shareholders, and no corporate proceedings on the part of the Purchaser or any of its shareholders are necessary to authorize the execution and delivery of this Agreement by the Purchaser and the consummation of the transaction contemplated hereby.

     3.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, nor the compliance by the Purchaser with any of the provisions hereof will, as of the Closing Date, (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws (or any other organizational document) of the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any of the terms, conditions or provisions of any agreement or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties or assets may be bound, (iii) violate any law, regulation, judgment, order, writ, injunction or decree applicable to the Purchaser or any of the Assets.

     3.4 Broker's or Finder's Fees. Purchaser has used the services of Ted R. Clifton, CPA acting as Purchasers agent in this matter and will be solely responsible for any payments due as a result, no other agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of the Purchaser in connection with this Agreement or the transaction contemplated herein.

     3.5 Tax Returns. Within the times and in the manner prescribed by law, including extensions permitted thereunder, the Purchaser has filed and will file all federal, state and local tax returns required by law and has paid and will pay all taxes, assessments and penalties due and payable in connection with the operation of its business through and including the Closing Date and in connection with its operation of the Business after the Closing Date. Nothing herein shall impair or limit Purchaser's right to, in good faith, contest any charge or assessment of any such taxes, assessments, and penalties in accordance with applicable law. There are no present disputes as to taxes of any nature payable by the Purchaser.

     3.6 Compliance with Laws. To the best of Purchaser's knowledge, Purchaser has complied with, and is not in violation of, applicable federal, state or local statutes, laws, and regulations (including, without limitation, any applicable building code or other law, ordinance or regulation) that affects, directly or indirectly, any business or activities of the Purchaser.

     3.7 Valid and Binding Obligations. Upon execution and delivery, this Agreement, and each document, instrument and agreement to be executed by the Purchaser in connection herewith, will constitute the legal, valid, and binding obligations of the Purchaser, enforceable in accordance with each such agreement's, document's, or instrument's respective terms, except as may be limited by applicable bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.



                                   ARTICLE IV
                   OBLIGATIONS OF THE PARTIES PENDING CLOSING

     During the period commencing on the date of this Agreement through the Closing Date, the parties covenant and agree as follows:

     4.1 Conduct of Business. The Company shall conduct the operations of the Business in the usual and ordinary course of business and shall (without making any commitment on behalf of, or which would be binding on, the Purchaser other than entering into Advertising Contracts and/or Site Agreements with third parties or securing permits and/or approvals in the ordinary course of business) use its normal and customary efforts to preserve its good relationships with its employees, customers, and suppliers and others having business relationships with it.

     4.2 Condition of Assets. The Company will maintain and keep the Assets in substantially the condition in which they exist as of the date of this Agreement, subject to ordinary wear and tear (and in the case of the Contracts, subject to termination or expiration in accordance with the terms thereof in the ordinary course of business), and will notify Purchaser of any material damage or destruction of any of the Assets caused by casualty or other reason.
Purchaser acknowledges that the terms of the Licenses may prevent the replacement of certain Sign Structures in the event of casualty loss; notwithstanding anything in this Agreement, in such event Company shall have no obligation to replace such Sign Structure if not permitted by any applicable License.

                                    ARTICLE V
                                   THE CLOSING

     5.1 Closing. The Closing shall take place on the Closing Date, unless the time is changed by mutual agreement of the parties.

     5.2 Company's Deliveries. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

          (a) Two (2) duly authorized and executed originals of the Bill of Sale, Assignment and Assumption Agreements executed by Company and Purchaser, together with such other instruments of assignment and transfer or bills of sale as the Purchaser shall reasonably request; and

          (b) A certificate signed by the secretary of the Company certifying the adoption by Company's board of directors of resolutions authorizing the transactions contemplated hereby.

In addition, the Company will relinquish full possession and enjoyment of all Assets immediately upon consummation of the Closing.

     5.3 Purchaser's Obligations. At the Closing, the Purchaser will deliver or cause to be delivered to the Company or other designated person, the following:

          (a) Payment, in good and collected funds available in Brady, Texas, of the Purchase Price in the aggregate amount of Nine Hundred Thousand and No/100 Dollare ($900,000.00), which delivery shall be facilitated by wire transfer;

          (b) Two (2) duly authorized and executed original of the Bill of Sale; Assignment and Assumption Agreement

          (c) Payment by Purchaser of all costs and fees associated with the transfer of state permits to Purchaser in connection with the transactions contemplated hereby;

          (d) Purchaser's non-interest bearing promissory note to evidence its obligation to make payment of the non-competition consideration in the amount of $100,000, payable in ten (10) annual installments of $10,000 each, due and payable on the first and on each subsequent anniversary date of the Closing Date, containing the usual provisions for default, acceleration and recovery of attorney's fees and collection costs in the event of non-payment; and

          (e) A certificate signed by the secretary of the Purchaser certifying the adoption by the Company's board of directors of resolutions authorizing the transactions contemplated hereby.

     5.4 Prorations. The Company and the Purchaser shall prorate amount themselves and make a net adjustment, as of the effective date of the transaction, for prepayments received by the Company under the Advertising Contracts of pursuant to other Assets, consideration paid in advance by the Company under Site Agreements or other Assumed Obligations, and other prepaid and/or deferred items as shall be appropriate to effect a transfer of the Business as of the effective date of the transaction as set forth in Section
1.5. Such adjustment shall be applied to reduce or increase (as the case may be) the purchase price payable at Closing to account for such prorations, and the parties agree to execute a statement setting forth such prorations and adjustments at Closing.

     5.5 Insurance, Ad Valorem Taxes, Income Taxes, Receivables. Purchaser will not assume any contracts of insurance as a part of the transactions contemplated hereby. Under no circumstances shall the Purchaser be obligated to reimburse the Company for any insurance premium payments that have been prepaid. With regard to ad valorem taxes on the Assets for the 1997 tax year, the Company and the Purchaser agree that the taxes to be paid shall be prorated as of the Closing Date.

     5.6 Further Assurances. At and after the Closing, each of the parties shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. The Company, at any time at or after the Closing, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer reasonably requested by the Purchaser, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the Purchaser for the purpose of assigning and confirming to the Purchaser all of the Assets. The Purchaser, at any time at or after the Closing, will execute, acknowledge and deliver any further amendments, documents, instruments or other papers, reasonably requested Company. In addition, the Company shall make available the books and records of the Business during reasonable business hours and take such other actions as are reasonably requested by the Purchaser to assist the Purchaser in the operation of the Business.

     5.7 Termination of Employment of the Company's Employees. Nothing herein shall imply or guarantee employment of any employee of the Business by the Purchaser. If the Business's employees desire employment with the Purchaser, they will be interviewed in conjunction with the applicants from other sources and given strong consideration for available positions with Purchaser, at the wages, hours, and conditions of employment established by Purchaser prior to hiring any employees. Nothing shall prohibit Purchaser from terminating any of the employees subsequent to their employment by Purchaser. Company shall pay all wages, benefits, accrued vacation, sick pay and any other benefits the employees of the Business are entitled to receive on or before the Closing. The Company agrees to use reasonable efforts to make available employees of the Business to the Purchaser that Purchaser desires to hire for the purpose of operating the Business.

     5.8 Licenses. To the extent allowed under applicable law, the Company shall have executed and delivered to Purchaser assignments of all the Licenses. With respect to any License in which the consent of a governmental authority or third party is required, Company and Purchaser shall each use commercially reasonable efforts to procure such consent (subject to agreements herein contained regarding the payment of transfer and other fees and costs). Prior to the successful procurement of any such consent or approval to the assignment of Licenses in which the same is required, and subject to any limitations imposed by applicable law or regulation, Company agrees that it shall perform all acts and execute any and all documents as may be reasonable requested by Purchaser so that Purchaser may realize the benefits of such Licenses to the greatest degree possible, until such time as such Licenses are successfully assigned to Purchaser and/or until Purchaser is able to procure its own licenses with respect to such Licenses and any others. Purchaser will pay any fees and otherwise at its cost and expense fulfill any conditions to consent to the transfer to Purchaser of any License that may be charged or imposed by the agency or body issuing the same. Notwithstanding the foregoing, Purchaser shall not be obligated hereunder to pay any past due amount or otherwise cure any violation or breach by the Company that may exist under any such License, any such past due amounts, violations, or breaches shall be remedied by the Company within a reasonable period of time consistent with the principles and conditions contained in the agreement.


                                   ARTICLE VI
                            COVENANTS NOT TO COMPETE


     6.1 Scope of Covenant.  The Company hereby agrees that, for a period of ten
(10) years after the Closing Date (the "Non Compete Period"), neither it nor any of its shareholders will engage in any business in the Territory similar to or competitive with the Company's or Purchaser's business (as conducted on the Closing Date) (a "Competing Business"), either directly or indirectly, whether through any partnership of which any such person is a partner, through any trust of which any such person is a beneficiary or trustee, or through a corporation or other association in which any such person has any interest, legal or equitable, or as agent, consultant, nominee, receiver, assignee, trustee or in any other capacity whatsoever. During the Non Compete Period, neither the Company nor any of its shareholders, officers, or directors will, either directly or indirectly, on his own behalf or in the service of or on behalf of others, solicit or attempt to divert to a Competing Business any person, concern, or entity who is or was a customer of Purchaser or any subsidiary of affiliate of Purchaser (or any customer of any of the foregoing), and further, Company will not, either directly or indirectly, on its own behalf or in the service of or on behalf of others, initiate a call upon any person, concern or entity who is a customer of Purchaser or any of such customers for the purpose of diverting or appropriating business to a Competing Business. Furthermore, during the Non Compete Period, the Company will not, either directly or indirectly, on its own behalf or in the service of or on behalf of others, solicit, divert, or recruit any employee of Purchaser or any subsidiary or affiliate to leave such employment or otherwise terminate his or her employment, whether or not such employment is pursuant to a written contract or at will.

     6.2 Severability of Provisions. The parties hereto agree that the duration and area for which this covenant is to be effective are reasonable. In the event that any court determines that the time period or the area, or both, are unreasonable and the covenant is to that extent unenforceable, the parties agree that the restrictions of this Article VI shall remain in full force and effect for the greatest time period and within the greatest area that would not render it unenforceable.

     6.3 Remedies. The Company acknowledges and agrees that, by virtue of its conduct of the Business and its use of the Assets, it has acquired a special knowledge of the affairs, business and customer operations of the Business and irreparable loss and damage will be suffered by Purchaser if Company should breach or violate any of the covenants and agreements contained in this Agreement. Company further acknowledges and agrees that each of the covenants herein contained is reasonably necessary to protect and preserve the value of the Assets acquired by Purchaser from the Company. Company therefore agrees and consents that, in addition, to any other remedies available to Purchaser, to the extent permissible by law Purchaser shall be entitled to an injunction or other equitable relief to prevent a breach by Company of any of the covenants or agreements contained in this Article VI. In the event either party hereto brings legal action to enforce its rights hereunder, to the extent permissible by law, the non-prevailing party shall pay all of the prevailing party's court costs and reasonable legal fees and expenses arising out of such action.

     6.4 Acknowledgment of Enforceability. Company hereby acknowledges and agrees that a part of the consideration for this covenant not to compete is the benefits Company is receiving under this Agreement. Company further acknowledges and agrees that this covenant not to compete contains reasonable limitations as to time, geographical area, and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of Purchaser and the value of the Assets acquired by Purchaser from Company. Therefore, Company agrees that all restrictions are fairly compensated for and that no unreasonable restrictions exist.


                                   ARTICLE VII
                                   TERMINATION


     7.1 Termination. Purchaser may terminate this Agreement pursuant to Section
1.3 hereof. Otherwise, this Agreement may only be terminated upon the following terms and conditions, subject to Section 7.3:

          (i) Mutual Consent. By mutual consent of the Purchaser and the Company.

          (ii) By the Purchaser.  By the Purchaser pursuant to the provisions of
     Section 1.3, or if, as of the Closing Date, any of the conditions specified in Section 5.2 of this Agreement have not be satisfied and shall not have been waived by the Purchaser.

          (iii) By the Company. By the Company if, as of the Closing Date, any of the conditions specified in Section 5.3 of this Agreement have not been satisfied and shall not have been waived by the Company, or if, for any reason other than Company's failure to comply with the provisions hereof, the Closing has not taken place by May 1,1998.

     7.2 Notice of Termination. In the event that any party hereto exercises its right to terminate this Agreement in accordance with the provisions of Section
7.1 hereinabove, such election shall be effective only when notice of such election is given to each of the other parties hereto, in writing, in accordance with the provisions of Section 9.3 hereof.

     7.3 Effect of Termination or Waiver. In the event that this Agreement shall be terminated pursuant to the provisions of Section 7.1 hereof, this Agreement shall become null and void and shall have no further effect, and all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another, except as otherwise provided in this Agreement.


                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1 Indemnification.

     A. By the Company. The Company shall indemnify, save, defend and hold harmless the Purchaser and Purchaser's shareholders, directors, officers, partners, agents and employees (collectively, the "Purchaser Indemnified Parties") from and against any and all costs, lawsuits, losses, liabilities, deficiencies, claims and expenses, including interest, penalties, attorneys' fees and all amounts paid in investigation, defense of settlement of any of the foregoing (collectively referred to herein as "Damages"), (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant or warranty or the inaccuracy of any representation, made by the Company in or pursuant to this Agreement, or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Company or its affiliates under this Agreement, or
(ii) based upon, arising out of, or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period prior to the Closing Date, other than those Damages based upon or arising out of the Assumed Liabilities, or (c) relating to any period on and after the Closing Date which constitute a breach or violation of this Agreement by the Company. Notwithstanding anything to the contrary in this Section 8.1A, the Company shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by or any negligent or willful act or omission of any Purchaser Indemnified Parties.

     B. By the Purchaser. The Purchaser shall indemnify, save, defend and hold harmless the Company and Company's shareholders , directors, officers, agents and employees (collectively, the "Company Indemnified Parties") from and against any and all Damages (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Purchaser in or pursuant to this Agreement, or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Purchaser under this Agreement, or (ii) based upon, arising out of or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period on and after the Closing Date or (b) arising out of the Assumed Liabilities, or (c) relating to any period preceding the Closing Date or arising out of facts or circumstances existing prior to the Closing Date which constitute a breach or violation of this Agreement by the Purchaser

     C. Establishment of Damages from Third-Party Claims. If any lawsuit or enforcement action (a "Claim") is filed by any third party against the Purchaser Indemnified Parties or the Company Indemnified Parties (Purchaser Indemnified Parties or Company Indemnified Parties, as the case may be, hereinafter, the "Indemnitees"), which, if sustained, would result in Damages to the Indemnitees, then the Indemnitees shall give written notice thereof describing such Claim in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the Indemnitees are entitled to receive hereunder), shall be given to the indemnifying party as promptly practicable (and in any event within ten (10) days after service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified party demonstrates that the amount the indemnified party is entitled to recover exceeds the actual damages to the indemnifying party caused by such failure to so notify within ten
(10) days. The indemnifying party may elect to compromise or defend any such Claim, and to assume all obligations contained in this Section 8.1 to indemnify the Indemnitees by a delivery of notice of such election ("Notice of Elections") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's sole cost, risk and expense, and such Indemnities shall cooperate in all reasonable respects, at the indemnifying party's sole cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnitees may, at their own cost, risk and expense, participate in such investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom. No settlement or compromise of any Claim may be made by the indemnifying party without the prior written consent of the Indemnitees unless (i) prior to such settlement or compromise the indemnifying party acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses, and the Indemnitees are furnished with security therefor reasonably satisfactory to the Indemnitees that the indemnifying party will in fact pay such amount and expenses; or (ii) the indemnifying party in fact pays the amount of the settlement and compromise and all associated expenses. If the indemnifying party elects not to defend the Claim or does not deliver to the Indemnitees a Notice of Election within ten (10) days after delivery of the Notice of Action, the Indemnitees may, (but shall not be obligated to) defend, or may compromise or settle (exercising reasonable business judgment) the Claim on behalf, for the account, and at the risk, of the indemnifying party.

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

     D. Establishment of Damages from Claims of Indemnified Parties. If the Indemnitees assert any entitlement to Damages against the indemnifying party, they shall give written notice to the indemnifying party of the nature and amount of the Damages asserted. In the event of any such claim, it is agreed by the parties that Damages shall not include (and the parties each hereby waive) special, consequential, exemplary or punitive damages. If the indemnifying party within a period of thirty (30) days after the giving of the Indemnitees' notice, shall not respond in writing to the Indemnitees announcing its intent to contest such assertion of the Indemnitees (such notice by the indemnifying party being hereinafter referred to as the "Contest Notice"), such assertion of a claim for Damages shall be settled by arbitration to be held in Waco, Texas in accordance with the Commercial Rules of American Arbitration Association then existing. The determination of the arbitrator shall be delivered in writing to the indemnifying party and the Indemnitees and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Damages, if any, determined to exist, shall be deemed established.

     E. Establishment of Damages by Agreement. The Indemnitees and the indemnifying party may agree in writing, at any time, as to the existence and amount of Damages, and, upon the execution of such agreement such Damages shall be deemed established.

     F. Payment of Damages. The indemnifying party hereby agrees to pay the amount of established Damages within 15 days after the establishment thereof. The amount of established Damages shall be paid in cash. Where Damages are established by an arbitrator, judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof if such Damages are not timely paid.

     8.2 Survival of Representations and Warranties. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated herein and the execution and delivery of the documents, instruments and agreements described in Article V hereof, notwithstanding any investigation made by or on behalf of the Company or the Purchaser.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Amendment and Modification. Except as provided otherwise in this agreement, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

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

     9.2 Waiver of Compliance; Consents. Any failure of the purchaser on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or the Purchaser, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

     9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the other party at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

     (i) if to the Company, to:

     Norwood Outdoor, Inc.
     P.O. Box 367
     Brady, Texas 76825
     Attention: Mr. Ed Keeling

     with a copy to:

     Mr. Lee Keeling
     Walker, Keeling & Carroll, L.L.P.
     P.O. Box 108
     Victoria, Texas 77902

     (ii) if to the Purchaser, to:

     Bowlin Outdoor Advertising & Travel Centers, Inc.
     150 Louisiana NE
     Albuquerque, New Mexico  87108
     Attention: Michael L. Bowlin


     9.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to and shall not confer upon any person other than the parties any rights or remedies hereunder.

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

     9.5 Governing Law. This Agreement shall be governed by the Laws of the State of Texas (regardless of the laws that might otherwise govern under applicable Texas principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     9.6   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.7 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     9.8 Entire Agreement. This Agreement, including the exhibits hereto and the documents, instruments and schedules referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

     9.9 Waiver. A provision of this Agreement may be waived only by a written instrument executed by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be construed to be a waiver of any other condition or of any other breach of the same or any other term, covenant, representation or warranty.

     9.10 Disclosure. The parties hereto shall not, prior to Closing, make any public disclosure of the transactions contemplated hereby or in connection herewith without the written consent of the other party.

     9.11 Expenses. Except as otherwise provided in this Agreement, the Purchaser shall pay all expenses incurred by the Purchaser in connection with entering into and carrying out its obligations pursuant to this Agreement, including all its attorneys' fees, and the Company shall pay all expenses incurred by the Company in connection with entering into and carrying out their obligations pursuant to this Agreement, including all of its attorneys' fees.

     9.12 Arbitration.

     A. Binding Arbitration of Controversies. Notwithstanding any provision in this agreement to the contrary, in case any disagreement, controversy or claim whatsoever (other than an Excepted Controversy) shall arise between the parties hereto in relation to this Agreement, whether as to any breach hereof, the construction or operation hereof or the respective rights and liabilities hereunder (a "Controversy"), and if said Controversy cannot be settled through negotiation, the parties agree first to try in good faith to settle the Controversy by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or any other dispute resolution procedure. If mediation is unsuccessful, then upon the written demand of any party (a "Notice to Arbitrate"), whether made before or after the institution of any other judicial proceeding, any Controversy shall be settled by binding arbitration, to be held in Waco, Texas. Arbitration shall be initiated by either party giving Notice to Arbitrate to the other, stating therein the question to be arbitrated and the name of the arbitrator selected by that party. Within thirty (30) days of the date of such Notice to Arbitrate, the other party shall select and give written notice of its arbitrator to the initiating party. The two arbitrators so selected shall select a third arbitrator and give written notice within thirty (30) days after the second arbitrator is chosen. The arbitration shall be conducted solely by the third arbitrator, who shall hear evidence within sixty (60) days after the notice of selection of the third arbitrator is given to the parties and to render an award within thirty days of the hearing, which award, when signed by the third arbitrator, shall be final. If a party receiving Notice of Arbitration shall refuse or neglect to appoint an arbitrator within the time provided herein, then the arbitrator so appointed by the first party shall have power to proceed to arbitrate and determine the matter of disagreement as if he were an arbitrator appointed by both the parties hereto for that purpose, and his award in writing signed by him shall be final; provided that such award shall be made within ninety (90) days after such refusal or neglect of the other party to appoint an arbitrator. The party against which such award is made shall pay all costs and expenses of the arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     B. Excepted Controversies. Although the parties hereto may agree to submit Excepted Controversies to mediation or binding arbitration, neither party shall be required to do so. As used in this Agreement, the term "Excepted Controversy" means (i) a claim or action by a party seeking solely injunctive relief (together with costs and reasonable attorneys' fees incurred in connection therewith) to (a) compel the performance of the confidentiality obligations of Purchaser described in Section 1.4D hereof or restrain actions prohibited thereby, or (b) compel specific performance of this Agreement following the satisfaction or waiver by a party of all conditions to Closing provided for herein; and (ii) any counterclaim by a party against which a claim described in clause (i) is asserted seeking solely injunctive or declaratory relief (together with costs and reasonable attorneys' fees incurred in connection therewith). No claim or action (nor any counterclaim or counteraction) seeking damages (including, without limitation, any Damages) shall be an Excepted Controversy.

     9.13 Specific Performance; Remedies. Each of the parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance. The parties expressly authorize any arbitrator to render a binding decree of specific performance or other relief of an equitable nature. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties be entitled to recover reasonable attorneys' fees other costs incurred in that action or proceeding in addition to any other remedies to which it or they may be entitled at law or equity. The rights and remedies granted herein are subject to the provisions of Section 9.13 hereof, but are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

     IN WITNESS WHEREOF, each of the parties hereto has caused the Agreement to be executed on its behalf as of the date first above written.


            "Purchaser"                                    "Company"

BOWLIN OUTDOOR ADVERTISING                      NORWOOD OUTDOOR, INC.
& TRAVEL CENTERS, INC.


By:                                             By:
   -----------------------------                   -----------------------------
   C.C. Bess                                       Edgar R. Keeling, Jr.
   Executive Vice President                        President









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